Exhibit 5.1

POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM The Netherlands
OFFICE ADDRESS	Parnassusweg 300 1081 LC AMSTERDAM The Netherlands
INTERNET	www.loyensloeff.com

To: The Company

RE	Dutch law legal opinion – Project Orion

REFERENCE	46074570

Amsterdam, 23 March 2022

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Company. We render this opinion regarding the Plans.

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Awards means any right to subscribe for Shares pursuant to the terms and conditions of the relevant Plan.

Company means Wallbox N.V., registered with the Trade Register under number 83012559.

Plans means the Employee Stock Option Plan, the Management Stock Option Plan, the Equity Incentive Plan, the Founders Incentive Plan and the Employee Share Purchase Plan, where applicable, as amended by the Subrogation Agreement (each a Plan).

Prospectus Regulation means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC, as amended.

The public limited liability company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent. All its services shall be governed by its General Terms and Conditions, including, inter alia, a limitation of liability and a nomination of competent jurisdiction. These General Terms and Conditions may be consulted via www.loyensloeff.com. The conditions were also deposited at the Trade Register of the Chamber of Commerce under number 24370566.

AMSTERDAM    •    BRUSSELS    •    HONG KONG     •    LONDON    •    LUXEMBOURG    •

    NEW YORK    •    PARIS    •     ROTTERDAM    •    SINGAPORE    •    TOKYO    •    ZURICH

1/17

S-8 Form means the S-8 Form relating to, inter alia, the offering by the Company of Awards and Shares under the Plans, to be registered with the SEC.

Relevant Date means the date on which one or more Awards are granted or one or more Shares are issued in accordance with the Plans, as applicable.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the U.S. Securities Act of 1933, as amended.

Shares means any shares in the capital of the Company to be issued under the Plans.

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the following documents:

(a)	an excerpt of the registration of the Company in the Trade Register dated 16 March 2022 (the Excerpt);

(b)	the deed of incorporation of the Company dated 7 June 2021;

(c)	the articles of association of the Company dated 1 October 2021 (the Articles);

(d)	the draft deed of issuance of Shares, as attached to this opinion letter as Annex 1 (the Deed of Issuance);

(e)	the Company’s stock option plan for employees as attached to this opinion letter as Annex 2 (the Employee Stock Option Plan),

(f)	the Company’s stock option plan for management as attached to this opinion letter as Annex 3 (the Management Stock Option Plan);

(g)	the Company’s equity incentive plan as attached to this opinion letter as Annex 4 (the Equity Incentive Plan);

(h)	the Company’s share purchase plan for employees as attached to this opinion letter als Annex 5 (the Employee Share Purchase Plan);

(i)	the Company’s 2018 legacy stock option program for founders as attached to this opinion letter as Annex 6 (the Founders Incentive Plan); and

(j)

the subrogation, assignment and plan amendment agreement between Wallbox Chargers, S.L. and the Company dated 29 September 2021 relating to the Employee Stock Option Plan, the Management Stock Option Plan and the Founders Incentive Plan (the Subrogation Agreement).

2/17

3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter:

(a)	an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Excerpt;

(b)

an online inquiry on the relevant website (www.rechtspraak.nl) of the Central Insolvency Register (Centraal Insolventieregister) confirming that the Company is not listed with the Central Insolvency Register and not listed on the EU Registrations list with the Central Insolvency Register; and

(c)

an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the list referred to in article 2 (3) of Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Company is not listed on such annexes.

4	NATURE OF OPINION

4.1

We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law, all as interpreted by Dutch courts and the European Court of Justice. We do not express an opinion on tax law, competition law, sanction laws and financial assistance. The terms “the Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2

Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Plans and on any representations, warranties or other information included in any document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3

In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4

This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5

This opinion letter is issued by Loyens & Loeff N.V. and may only be relied upon under the express condition that any liability of Loyens & Loeff N.V. is limited to the amount paid out under its professional liability insurance policies. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

3/17

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 1 (Assumptions) and the qualifications set out in Schedule 2 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Company has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law and is validly existing as a naamloze vennootschap (public limited liability company) under Dutch law.

5.2	Issued share capital

When issued pursuant to the executed Deed of Issuance and in accordance with the Plans and upon payment in full of the Shares, the Shares will have been validly issued, fully paid and validly outstanding and will be non-assessable.

6	ADDRESSEES

6.1

This opinion is an exhibit to the S-8 Form and may be relied upon solely for the purpose of the registration of the S-8 From in accordance with the Securities Act. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the S-8 Form and may not be relied upon for any purpose other than the registration.

6.2

We consent to the filing of this opinion letter with the SEC as an exhibit to the S-8 Form and to the reference to Loyens & Loeff N.V. in the S-8 Form. In giving this consent, we do not admit that we are a person whose consent is required under the Securities Act or any rules and regulations promulgated by the SEC.

Yours faithfully,
Loyens & Loeff N.V.

/s/ Loyens & Loeff N.V. ___________________________________________________

4/17

Schedule 1

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1

All original documents are authentic, all signatures (whether handwritten or electronic) are genuine and were inserted or agreed to be inserted by the relevant individual, and all copies are complete and conform to the originals.

1.2

The information recorded in the Excerpt is true, accurate and complete on the date of this opinion letter (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).

1.3

The Plans and the Subrogation Agreement constitute the legal, valid and binding obligations of the parties thereto, which are enforceable against those parties in accordance with their terms, on the date of the Relevant Date and will not be amended, supplemented, terminated, rescinded, nullified or declared void thereafter.

1.4	The S-8 Form will have been filed with the SEC and declared effective pursuant to the Securities Act at the date of execution of the Deed of Issuance.

2	Incorporation, existence and corporate power

2.1

The Articles are the articles of association (statuten) of the Company in force on the date of this opinion letter (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt) and will be true, accurate and complete on the Relevant Date.

2.2

The Company has not been dissolved, merged involving the Company as disappearing entity, demerged, converted, granted a suspension of payments, declared bankrupt or subjected to any other insolvency proceedings listed in Annex A of Regulation (EU) 2015/848 on insolvency proceedings (recast), listed on the list referred to in article 2 (3) of Council Regulation (EC) 2580/2001, listed in Annex I to Council Regulation (EC) 881/2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, as amended from time to time on the date of this opinion letter (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt and the Checks) and will not be dissolved, merged involving the Company as disappearing entity, demerged, converted, granted a suspension of payments, declared bankrupt or subjected to any other insolvency proceedings listed in Annex A of Regulation (EU) 2015/848 on insolvency proceedings (recast), listed on the list referred to in article 2 (3) of Council Regulation (EC) 2580/2001, listed in Annex I to Council Regulation (EC) 881/2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, as amended from time to time on the Relevant Date

5/17

3	Corporate authorisations

At the Relevant Date the granting of Awards or the issuance of Shares has been duly authorised by all requisite corporate action on the part of the Company.

4	Execution

The Deed of Issuance will be validly executed in the form as attached to this opinion letter as Annex 1.

5	Validity

Each party to the Plans, each holder of an Award granted or Share issued under the Plans and each party to the Subrogation Agreement will be validly existing under the laws by which it is purported to be governed on the Relevant Date.

6	Awards

6.1	Any Awards made under the Plans are made for bona fide commercial reasons.

6.2	Any offering of Awards, to the extent made in the Netherlands, has been, is and will be made in conformity with the Prospectus Regulation and the rules promulgated thereunder.

6.3

At the Relevant Date, (i) the relevant Award or Awards shall have been validly granted as a right to subscribe for Shares (recht tot het nemen van aandelen) by the corporate body authorized to do so, (ii) shall be in full force and effect upon being exercised or settled, as applicable, (iii) shall have been validly exercised or settled, as applicable, in accordance with the terms and conditions applicable to such Award or Awards and (iv) any pre-emption rights in respect of such Award or Awards shall have been validly excluded by the corporate body authorized to do so.

7	Issued share capital

7.1	The authorised share capital of the Company allows for the granting of the Awards or the issuance of the Shares at the Relevant Date.

7.2	The Shares will be subscribed for and duly accepted by Cede & Co. and the relevant subscribers or the broker on their behalf (as the case may be) on the Relevant Date.

6/17

Schedule 2

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy, suspension of payments, statutory composition proceeding, any intervention, recovery or resolution measure, other insolvency proceedings and fraudulent conveyance (actio Pauliana) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Enforceability

2.1

A Dutch legal entity may invoke the nullity of a transaction if the transaction does not fall within the objects of such legal entity and the other parties to the transaction knew, or without independent investigation, should have known, that such objects were exceeded. In determining whether a transaction falls within the objects of a legal entity all relevant circumstances should be taken into account, including the wording of the objects clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity.

2.2

Pursuant to Section 2:98c DCC, a naamloze vennootschap (public limited liability company may grant loans (leningen verstrekken) only in accordance with the restrictions set out in Section 2:98c DCC, and may not provide security (zekerheid stellen), give a price guarantee (koersgarantie geven) or otherwise bind itself, whether jointly and severally or otherwise with or for third parties (zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden) with a view to (met het oog op) the subscription or acquisition by third parties of shares in its share capital or depository receipts. This prohibition also applies to its subsidiaries (dochtervennootschappen). It is generally assumed that a transaction entered into in violation of Section 2:98c DCC is null and void (nietig). Based on the content of the Plans, we have no reason to believe that the Company or its subsidiaries will violate Section 2:98c DCC in connection with the issue of Shares. However, we cannot confirm this definitively, since the determination of whether a company (or a subsidiary) has provided security, has given a price guarantee or has otherwise bound itself, with a view to the subscription or acquisition by third parties of shares in its share capital or depository receipts, as described above, is a matter of fact.

3	Non-assessable

The term “non-assessable” as used in this opinion letter means that a holder of a Share will not by mere reason of being such a holder be subject to calls by the Company or its creditors for any further payment on such Share.

7/17

ANNEX 1

Deed of Issuance

DEED OF ISSUANCE OF SHARES IN THE CAPITAL OF

WALLBOX N.V.

DATED __________________ .

THE UNDERSIGNED:

(1)	[●FOR ISSUANCE OF CLASS B SHARES ●, a ●, with address at ●, having its official seat in ●, registered under number ● / born in ●, on ●, having its address at ● (Subscriber);]

(2)

Wallbox N.V., a public limited liability company (naamloze vennootschap) under Dutch law, having its official seat in Amsterdam, the Netherlands, and with address at Carrer del Foc 68, 08038 Barcelona, Spain, registered with the Dutch trade register under number 83012559 (Company).

BACKGROUND:

[●OPTION A: EXERCISE OF RIGHTS TO SUBSCRIBE FOR CLASS A SHARES GRANTED BY THE BOARD BY MEANS OF A RESOLUTION OF THE BOARD

(A)	[●include reference to applicable Incentive and/or Option Plan to be included (Plan)].

(B)

On 1 October 2021, the management board of the Company resolved (Resolution) to (i) grant rights to subscribe for such number of class A ordinary shares (rechten tot het nemen van aandelen) in the capital of the Company (Class A Shares), with a nominal value of EUR 0.12 each (Subscription Rights), as described in the Resolution (and in the aggregate amounting to up to ● Class A Shares under the Plan), and (ii) exclude all pre-emptive rights of existing shareholders of the Company in relation thereof.

(C)

The Board has identified the optionholder[●s] ([●Subscribers and each a ]Subscriber) exercising [●their / its] Subscription Rights, resulting in a subscription for - in total—● Class A Shares, with a nominal value of EUR 0.12 each (jointly: New Shares and each a New Share) at an aggregate issue price of USD ● (Issue Price), such in accordance with the Plan.

(D)

The New Shares are to be delivered in book-entry form to the Subscriber[●s] and hence (i) the New Shares will be issued to Cede & Co, a general partnership organized under the laws of the State of New York, United States of America, as nominee for The Depository Trust Company, a central securities clearing depository existing under the laws of the State of New York, United States of America (Cede & Co) and (ii) (the relevant broker, dealer and/or agent of) each Subscriber shall be credited in the book-entry system as the holder of the respective New Shares.

(E)	The Company shall hereby effect the issuance of the New Shares on the terms set out in the Resolution, the Plan and this deed.●]

[●OPTION B: ISSUANCE OF CLASS A SHARES UNDER PLAN FOR WHICH NO RIGHTS TO SUBSCRIBE FOR CLASS A SHARES HAVE BEEN GRANTED BY THE BOARD BY MEANS OF A RESOLUTION OF THE BOARD

(F)	[●include reference to applicable Incentive and/or Option Plan to be included (Plan)].

8/17

(G)	The Board has identified the participant[●s] under the Plan ([●Subscribers and each a ]Subscriber) subscribing for the New Shares (as defined below).

(H)

The New Shares are to be delivered in book-entry form to the Subscriber[●s] and hence (i) the New Shares will be issued to Cede & Co, a general partnership organized under the laws of the State of New York, United States of America, as nominee for The Depository Trust Company, a central securities clearing depository existing under the laws of the State of New York, United States of America (Cede & Co) and (ii) (the relevant broker, dealer and/or agent of) each Subscriber shall be credited in the book-entry system as the holder of the respective New Shares.

(I)

On ●, the management board of the Company resolved (Resolution) to issue—in total—● class A ordinary shares, with a nominal value of EUR 0.12 each, to Cede & Co (jointly: New Shares and each a New Share) at an aggregate issue price of USD ● (Issue Price), and exclude all pre-emptive rights of existing shareholders of the Company in relation to the issuance of the New Shares.

(J)	The Company shall hereby effect the issuance of the New Shares on the terms set out in the Resolution, the Plan and this deed.●]

[●OPTION C: EXERCISE OF RIGHTS TO SUBSCRIBE FOR CLASS B SHARES GRANTED BY THE BOARD BY MEANS OF A RESOLUTION OF THE BOARD

(K)	[●include reference to applicable Incentive and/or Option Plan to be included (Plan)].

(L)

On 1 October 2021, the management board of the Company resolved (Resolution) to (i) grant rights to subscribe for such number of class B ordinary shares (rechten tot het nemen van aandelen) in the capital of the Company (Class B Shares), with a nominal value of EUR 1.20 each (Subscription Rights), as described in the Resolution (and in the aggregate amounting to up to ● Class B Shares under the Plan), and (ii) exclude all pre-emptive rights of existing shareholders of the Company in relation thereof.

(M)

The Subscriber is exercising its Subscription Rights, resulting in a subscription for - in total—● Class B Shares, with a nominal value of EUR 1.20 each (jointly: New Shares and each a New Share) at an aggregate issue price of USD ● (Issue Price), such in accordance with the Plan.

(N)	The Company and the Subscriber shall hereby effect the issuance of the New Shares on the terms set out in the Resolution, the Plan and this deed.●]

IT IS AGREED as follows:

[●OPTION A: CLASS A SHARES

1	Issuance

1.1

The Company issues the New Shares, with numbering A-● up to and including A-●, to Cede & Co, and Cede & Co accepts the New Shares from the Company by crediting (the relevant broker, dealer and/or agent of) each Subscriber in the book-entry system of The Depository Trust Company as the holder of the respective New Shares, all on the terms set out in the Resolution, the Plan and this deed.

1.2	The Company shall register the New Shares in its shareholders’ register in the name of Cede & Co.

9/19

1.3	No share certificates shall be issued for the New Shares.]

[●OPTION B: CLASS B SHARES

1.4

The Company issues the New Shares, with numbering B-● up to and including B-●, to the Subscriber, and the Subscriber accepts the New Shares from the Company, all on the terms set out in the Resolution, the Plan and this deed.

1.5	The Company shall register the New Shares in its shareholders’ register in the name of the Subscriber.

1.6	No share certificates shall be issued for the New Shares.]

2	Payment on the New Shares

2.1

[●The Company allows the payment of the Issue Price to be made in a foreign currency in accordance with the Company’s articles of association and shall deposit with the Dutch trade register a bank certificate as referred to in Section 2:93a paragraph 6 of the Dutch Civil Code within two weeks after payment.]

2.2	The New Shares are paid up in full. The Company gives full discharge for the payment made.

2.3	If the Issue Price exceeds the aggregate nominal value of the New Shares, the balance shall constitute share premium (agio) and shall be recorded as such in the Company’s books and records.

3	[●FOR ISSUANCE OF CLASS B SHARES ONLY Rescission (ontbinding)

The Company and the Subscriber waive the right to rescind the agreement laid down in this deed or to demand rescission thereof.]

4	[●FOR ISSUANCE OF CLASS B SHARES ONLY Miscellaneous

4.1

Any communication in connection with this deed shall be in writing and unless otherwise stated, may be given in person, by post at the addresses stated above or by email at the addresses stated on the signature page.

4.2	This deed may be signed in counterparts.]

5	Governing law

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

THIS DEED has been entered into on the date stated at the beginning of this deed.

signature follows

10/17

SIGNATURE PAGE DEED OF ISSUANCE

WALLBOX N.V.

Signed for and on behalf of Wallbox N.V. by,

Name:
Title:

11/17

SIGNATURE PAGE DEED OF ISSUANCE

WALLBOX N.V.

[●FOR ISSUANCE OF CLASS B SHARES Signed for and on behalf of ● by,]

Name:
Title:

12/17

ANNEX 2

Employee Stock Option Plan

13/17

ANNEX 3

Management Stock Option Plan

14/17

ANNEX 4

Equity Incentive Plan

15/17

ANNEX 5

Employee Share Purchase Plan

16/17

ANNEX 6

Founder Stock Option Plan

17/17